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                                  EXHIBIT 32.2

                    CERTIFICATION OF VICE PRESIDENT, FINANCE
                         CALLISTO PHARMACEUTICALS, INC.
                 FORM 10-QSB FOR THE QUARTER ENDED JUNE 30, 2004
                 PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I am the Vice President, Finance of Callisto Pharmaceuticals, Inc., a Delaware corporation (the "Company"). I am delivering this certificate in connection with the Form 10-QSB of the Company for the quarter ended June 30, 2004 and filed with the Securities and Exchange Commission ("Form 10-QSB").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-QSB fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 27, 2004

                                                      /s/ Bernard F. Denoyer
                                                      ----------------------
                                                      Bernard F. Denoyer
                                                      Vice President, Finance